UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 4, 2020

XpresSpa Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 309-7549

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2020, XpresSpa Group, Inc. (the “Company”) announced that James A. Berry has been appointed as the Chief Financial Officer of the Company and Scott R. Milford has been promoted to Chief Operating Officer of the Company, each effective December 14, 2020.

Chief Financial Officer – James A. Berry

Mr. Berry, 64, has served as the Chief Financial Officer of ClearChoiceMD Urgent Care, an early stage multi-state, multi-site urgent care organization, since 2016. Prior to that, he served as Vice President-Finance and Corporate Treasurer of CareWell Urgent Care, a high-growth developer and operator of urgent care centers, from 2013 to 2016. Mr. Berry previously served in various roles with University Emergency Medical Foundation from 2001 to 2012, including Chief Operating Officer; Director, Business Operations; and Controller; and was a Principal/Consultant with Psymed Resources from 1992-2001. He holds a Bachelor of Science in Biochemistry from the University of Massachusetts, Amherst and a Master of Business Administration from Purdue University.

For his service as Chief Financial Officer, Mr. Berry will receive a base salary of $250,000 annually, subject to review by the Compensation Committee of the Company’s board of directors. He is eligible to receive an annual cash bonus with a target of 50% of his base salary and will be eligible to participate in any annual bonus or other incentive compensation program that the Company may adopt from time to time for its executive officers. In addition, he will receive a sign-on bonus of $25,000 and an equity grant of stock options valued at $250,000, with an exercise price equal to the closing price of the Company’s common stock on December 14, 2020.

Chief Operating Officer – Scott R. Milford

Mr. Milford, 56, has served as the Company’s Chief People Officer since July 2019. Before joining the Company, he served as VP, People Operations of SoulCycle from January to July 2019. Prior to that, he served as Chief People Officer for Bayada Home Health during 2018. Previously, he was Senior Vice President – Human Resources for Le Pain Quotidien from 2016 to 2018, and Senior Vice President – Human Resources for Town Sports from 2009 to 2015. His other relevant experience includes senior Human Resources leadership positions at Starbucks Coffee Company (2003-2008), Universal Music Group (1999-2003), and Blockbuster Entertainment and its parent Viacom International (1991-1999).

There will be no changes to Mr. Milford’s compensation as a result of his promotion.

Item 8.01.	Other Events.

On December 4, 2020, the Company issued a press release announcing Mr. Berry’s appointment and Mr. Milford’s promotion. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the contents of the press release are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XpresSpa Group, Inc.

Date: December 4, 2020	By:	/s/ Douglas Satzman
	Name:	Douglas Satzman
	Title:	Chief Executive Officer